                                                                    EXHIBIT 3.52

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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              ONES WEST AFRICA LLC

                      a Delaware limited liability company

                           Dated as of March 12, 2003

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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              ONES WEST AFRICA LLC

     This Limited Liability Company Agreement, dated as of March 12, 2003 (this
"Agreement"), is made and entered into by and among Ondeo Nalco Energy Services,
L.P., a Delaware corporation ("ONESLP"), and such other Persons as may be admitted from time to time as Members of the Company in accordance with the terms of this Agreement and the Act.

     SECTION 1. Formation of Limited Liability Company. ONES WEST AFRICA LLC
(the "Company") was previously formed as a limited liability company pursuant to
Section 18-201 of the Act by the filing by R. Tor Liimatainen, an "authorized person" within the meaning of the Act, of the Certificate of Formation of the
Company (as amended from time to time, the "Certificate of Formation") with the
Secretary of State on March 12, 2003. The Members hereby adopt, confirm and ratify said Certificate of Formation and all acts taken by R. Tor Liimatainen in connection therewith. This Agreement, in accordance with Section 18-201(d) of the Act, shall be effective as of March 12, 2003 (the "Effective Date"). The rights and duties of the Members shall be as provided in the Act, except as modified by the Company's Certificate of Formation and this Agreement. For and in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree to the terms and conditions of this Agreement. In the event of any conflict between the Company's
Certificate of Formation and this Agreement, then to the extent permitted by law, this Agreement shall control. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

     SECTION 2. Name. The name of the Company shall be "ONES WEST AFRICA LLC"
The business of the Company may be conducted, upon compliance with all applicable laws, under any name designated by the Managers.

     SECTION 3. Definitions.

     For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     "Act" means the Delaware Limited Liability Company Act, Delaware Code Title
6, Sections 18-101 et seq., as amended from time to time.

     "Agreement" means this Limited Liability Company Agreement, as amended, modified or supplemented from time to time.

     "Capital Account" means the account established on the books and records of the Company for each Member. Each Member's Capital Account shall initially equal the value of the Capital Contribution to the Company made by the Member. During the term of the Company, each Member's Capital Account shall be (i) increased by the amount of (w) income and gain allocated to the Member and (x) any cash or property subsequently contributed by the Member to the Company, and (ii)
decreased by the amount of (y) loss and deduction allocated to the Member and
(z) all cash and property distributed to the Member, and shall otherwise be kept in accordance with applicable United States Treasury Regulations promulgated under Section 704(b) of the Code. During such time that the Company is owned by only one Member, the definition of "Capital Account" shall be inapplicable.

     "Capital Contribution" means the total amount of cash or other property contributed to the Company by a Member. Contributed property shall be valued at the amount, net of any liabilities assumed to which the contributed property is subject, set forth in Schedule I attached hereto, as amended, modified or supplemented from time to time.

     "Code" means the United States Internal Revenue Code of 1986, as amended, modified or rescinded from time to time, or any similar provision of succeeding law.

     "Company" has the meaning set forth in Section 2.

     "Effective Date" has the meaning set forth in Section 1.

     "IRS" means the United States Internal Revenue Service or any successor entity.

     "Majority Interest" means one or more Members who in the aggregate hold more than 50% of all Membership Units.

     "Manager" or "Managers" means one or more individuals who are elected from time to time by the Members as a manager of the Company in accordance with the terms of this Agreement.

     "Member" means any Person who holds Membership Units and whose name is set forth on Schedule I attached hereto, as amended, modified or supplemented from time to time.

     "Membership Units" means the limited liability company interests in the
Company held by the Members, expressed as a number of units held by each Member and set forth opposite

such Member's name on Schedule I attached hereto, as amended, modified or supplemented from time to time.

     "ONESLP" has the meaning set forth in the preamble.

     "Net Cash Flow" means for any period the amount, computed on a cash basis, equal to:

          (i) the sum of (A) gross receipts from business operations, all investment income and investment gain of the Company and all other cash received by the Company, all without double counting, and (B) any amounts released from Reserves;

     decreased by

          (ii) the sum of (A) disbursements of the Company for operating expenses, expenditures for capital investments and reinvestments, principal payments on indebtedness, interest and other expenses, including any repayment of indebtedness required or elected to be made in connection with any refinancing, sale or other event, and (B) any increase in Reserves.

     "Person" means any individual, corporation, partnership, association, limited liability company, trust, estate or other enterprise or entity.

     "Reserves" means the reasonable reserves established and maintained from time to time in amounts reasonably determined by the Managers to be adequate and sufficient for costs, expenses and other amounts payable in the Company's business or otherwise for the long-term goals of the Company or any other purpose, including reserves for unforeseen or contingent liabilities, debts or obligations.

     "Secretary of State" means the Secretary of State of the State of Delaware.

     "Tax Matters Member" has the meaning set forth in Section 23(c).

     "Treasury Regulations" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

     SECTION 4. Business of the Company. The purpose of the Company is to carry on any lawful business, purpose or activity for which limited liability companies may be formed in accordance with Section 18-106 of the Act.

     SECTION 5. Term. The term of the Company as a limited liability company began on the Effective Date and shall continue until the Company is dissolved in accordance with this Agreement, the Act or other applicable law.

     SECTION 6. Principal Place of Business. The principal place of business of the Company shall be located at Ondeo Nalco Center, Naperville, Illinois 60563.
The Managers may, from time to time, change the principal place of business of the Company and/or establish additional places of business of the Company.

     SECTION 7. Registered Agent; Registered Office. The registered agent for service of process on the Company in the State of Delaware shall be The
Corporation Trust Company. The registered office of the Company in the State of
Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street,
Wilmington, Delaware 19805, in the County of New Castle. The Managers may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State.

     SECTION 8. Capital Contributions; Membership Units.

     (a) Membership Units. Each Member shall receive the number of Membership
Units set forth opposite such Member's name on Schedule I attached hereto.

     (b) Additional Contributions; Interest. No Member shall be obligated to make any additional Capital Contribution. No Member shall be permitted to make any additional Capital Contribution without the consent of the Managers and the
Majority Interest. Upon any additional Capital Contribution made by any Member, the number of Membership Units held by such Member shall be adjusted in the manner determined by the Managers and the Majority Interest and shall be set forth on an amendment to Schedule I attached hereto. No Member has any obligation to restore a deficit balance in such Member's Capital Account, if any, or in the Company's balance sheet, or to make any contributions to the
Company in order to restore such deficit balance. No Member shall be paid interest on any Capital Contribution.

     (c) Liability for Promised Contributions. A Member is obligated for promises to make Capital Contributions, even if the Member is unable to perform because of death, disability, or any other reason. If a Member does not make the
Member's required contribution of property, the Member is obligated, at the option of the Company, to contribute cash equal to the value of the required contribution.

     (d) Certificates for Membership Units. The Company shall, on request, deliver to each Member a certificate indicating that such Member owns the number of Membership Units set out thereon. Every certificate must be signed by a
Manager of the Company. If any certificate is lost, mutilated, stolen or destroyed, the Company shall issue a replacement certificate to the Member upon receipt of evidence satisfactory to the Managers of such loss, mutilation, theft or destruction, and upon receiving such indemnification as the Managers deem appropriate in the circumstances. In the event of a transfer pursuant to Section
18, the transferring Member shall return to the Company any certificate(s)
representing the Membership Units being transferred, and the Company shall, on request, issue a new certificate to the transferee Member for any transferred
Membership Units. In the case of a transfer of less than all of the Membership
Units represented by a certificate, the Company shall, on request, issue to the transferring Member a new certificate for the balance of the Membership Units retained by the transferring Member.

     (e) Withdrawal and Resignation; Return of Capital Contribution. No Member
shall be entitled, except as provided in Section 18, to withdraw or resign as a
Member or, except as provided in Section 20, to receive any part of such
Member's Capital Contribution or any distribution from the Company in connection therewith.

     (f) Membership Units are Securities. The Members agree (in accordance with
Section 8-103(c) of the Uniform Commercial Code as in effect in the States of
Delaware and Illinois) that the Membership Units shall constitute "securities"
as defined in and governed by Article 8 of the Uniform Commercial Code as in effect in the States of Delaware and Illinois.

     SECTION 9. Distributions. Net Cash Flow shall be distributed among the
Members pro rata in accordance with their respective Membership Units from time to time as determined by the Managers. In the event the Company is subject to any tax or other obligation which is attributable to the interest of one or more
Members in the Company, but fewer than all the Members, such tax or other obligation shall be specially allocated to, and charged against the Capital
Account of, such Member or Members, and the amounts otherwise distributable to such Member or Members pursuant to this Agreement shall be reduced by such amount.

     SECTION 10. Allocation of Income and Losses.

     (a) Allocations. For purposes of maintaining the books of the Company, all items of income, gain, loss and deduction of the Company shall be allocated to the Members in accordance with their respective Membership Units. For United
States federal and (where permitted) state income tax purposes, (i) during such time that the Company is owned by only one Member, ONESLP (and any subsequent sole Member) shall take into account all income, gains, losses, deductions and credits of the Company directly on its tax return as if the Company were a division of the sole Member and (ii) during such time that the Company is owned by more than one Member, (A) except as provided in clause (C) hereof, all items of income, gain, loss and deduction of the Company shall be allocated in the same manner as each such item's correlative book item is allocated; (B) all tax credits shall be allocated in the same manner as the receipt, income, expenditure or deduction giving rise thereto is allocated; and (C)
notwithstanding clause (A) hereof, the allocations, if any, required by Section
704(c) of the Code and Sections 1.704-1(b)(2)(iv)(d)(3) and 1.704-1(b)(2)(iv)(f)
of the Treasury Regulations shall be effected.

     (b) Change in Membership Units. If there is a change in the number of
Membership Units held by any Member during any year, allocations among the
Members shall be made pro rata in accordance with the number of Membership Units held by each Member from time to time during such year in accordance with
Section 706 of the Code using the closing-of-the-books method, except that depreciation, amortization and similar items shall be deemed to accrue ratably on a daily basis over the entire year if the corresponding asset is owned by the
Company for the entire year, and over the portion of a year after such asset is acquired by the Company if such asset is acquired during the year.

     SECTION 11. Withholding. The Company is authorized to withhold from distributions to be made to a Member, or with respect to allocations to a
Member, and to pay over to a federal, state or local government, any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law. Any amounts so withheld shall be treated as distributed to such Member for all purposes of this Agreement and shall be offset against the net amounts otherwise distributable to such Member. The
Company may also withhold from distributions that would otherwise be made to a
Member, and apply to the obligations of such Member, any amounts that such
Member owes to the Company. In addition, any tax imposed upon the Company resulting from any Member's ownership of Membership Units shall be treated as a distribution to such Member and shall reduce future distributions to such
Member.

     SECTION 12. Books, Records and Accounting.

     (a) Books and Records. The Company shall maintain complete and accurate books and records of the Company's business and affairs in accordance with generally accepted accounting principles, consistently applied. The books and records shall be maintained at the principal place of business of the Company and shall be accessible to the Members in accordance with the Act.

     (b) Fiscal Year; Accounting. The Company's fiscal year shall be the calendar year, provided that the Managers may fix by resolution another period to be the Company's fiscal year. The accounting methods and principles to be followed by the Company shall be selected from time to time by the Managers.

     (c) Reports. During such time that the Company is owned by more than one
Member, upon any such Member's request the Company shall provide to the Members reports concerning the financial condition and results of operation of the
Company and the changes in Members' Capital Accounts, if any, within ninety (90)
days after the end of each fiscal year.

     SECTION 13. Company Funds. The funds of the Company shall be deposited in such bank or other financial institution account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Managers. All withdrawals from any such accounts shall be made only by the Managers or by individuals duly appointed by the Managers.

     SECTION 14. Managers.

     (a) Managers. The business and affairs of the Company shall be managed and controlled by or under the direction of one or more Managers, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by this Agreement directed or required to be exercised or done by the
Members. Unless otherwise set forth herein, each individual Manager, in his or her capacity as such, shall have the authority to act on behalf of or bind the
Company.

     (b) Number, Qualification and Tenure. There shall be not less than one (1)
Manager and not more than ten (10) Managers. Within the limit above specified, the number of Managers shall be determined from time to time by resolution of the Members. The number of Managers shall be initially fixed at one. The initial
Manager shall be J. Michael Newton. The Managers shall be elected by the
Members, except as provided in paragraph (c) of this Section 14, and each
Manager elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Managers need not be Members.

     (c) Vacancies. Vacancies and newly created Manager positions resulting from any increase in the number of Managers may be filled by a majority of the
Managers then in office, although less than a quorum, or by a sole remaining
Manager or by the Majority Interest; and each Manager so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If there are no Managers in office, then an election of Managers by the Members may be held.

     (d) Resignation. A Manager may resign at any time by giving written notice to the Members and the other Managers. No formal action shall be required by the
Managers or the Members to make any such resignation effective.

     (e) Removal. A Manager may be removed with or without cause at any time by a resolution adopted by the Majority Interest.

     (f) Compensation. The Managers shall have the authority to fix the compensation of Managers, which compensation may include reimbursement of the expenses, if any, of attendance at meetings of the Managers or of a committee.

     SECTION 15. Meetings of Members.

     (a) Time and Place of Meetings. All meetings of the Members for the election of Managers or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the
Managers. In the absence of any such designation by the Managers, each such meeting shall be held at the principal office of the Company.

     (b) Annual Meetings. An annual meeting of the Members may be held for the purpose of electing Managers and transacting such other business as may be properly be brought before the meeting. The date of the annual meeting shall be determined by the Managers.

     (c) Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Managers, or at the request in writing of the Majority Interest.

     (d) Notice of Meetings. Written notice of each meeting of the Members stating the

place, date and time of the meeting shall be given, not less than ten nor more than sixty days before the date of the meeting, to each Member.

     (e) Quorum. The Majority Interest, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the Members, except as otherwise required by law. If a quorum is not present or represented, the Members present in person or represented by proxy at the meeting shall have power, by the affirmative vote of the holders of a majority of the Membership Units held by such Members, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member.

     (f) Voting. At all meetings of the Members, each Member shall be entitled to cast one vote, in person or by proxy, for each Membership Unit held by such
Member on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the
Membership Units present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or this Agreement, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     (g) Informal Action by Members. Any action required to be taken at a meeting of the Members, or any other action which may be taken at a meeting of the Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of Membership Units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Membership Units entitled to vote thereon were present and voted.

     (h) Actions Requiring Member Approval. Notwithstanding any other provision of this Agreement, the affirmative vote or written consent of the Majority
Interest shall be required to approve the following matters:

          (i) The dissolution or winding up of the Company;

          (ii) The merger or consolidation of the Company;

          (iii) The sale, exchange, transfer, contribution, mortgage, pledge, encumbrance, lease or other disposition or transfer of all or substantially all of the assets of the Company;

          (iv) The election of Managers; and

          (v) Amendments to this Agreement; provided, however, that the Managers are expressly authorized to make such amendments to Schedule I attached hereto as they deem necessary to reflect any admission of a new Member or any assignment or issuance of Membership Units which has been approved in accordance with Section 18 or any additional capital contribution by a
     Member which has been approved in accordance with Section 8(b).

     SECTION 16. Officers; Agents. Managers shall have the power to appoint any person or persons as agents (who may be referred to as officers) and to hire employees or other agents to act for the Company with such titles, if any, as the Managers deem appropriate and to delegate to such officers, employees or agents such of the powers as are granted to the Managers hereunder. The officers, employees or agents so appointed may have such titles as the Managers shall deem appropriate, which may include (but need not be limited to) Chairman,
President, Chief Executive Officer, Executive Vice President, Vice President,
Chief Operating Officer, Chief Financial Officer, Treasurer, Assistant
Treasurer, Controller, Secretary or Assistant Secretary. Unless the authority of the agent designated as the officer in question is limited by the Manager appointing him, any officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority. Managers, in their sole discretion, may ratify any act previously taken by an officer, employee or agent acting on behalf of the Company, such ratification to be effected by vote, resolution or otherwise, provided that such vote, resolution or other action would have been sufficient hereunder to authorize the taking of such act by such officer or agent. The Managers may from time to time determine the compensation of any employees, agents and officers of the Company or may delegate some or all compensation decisions to officers or employees of the Company.

     SECTION 17. Limitation of Liability, Indemnification and Exculpation.

     (a) Limitation of Liability. The debts, obligations and liabilities of the
Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the
Company solely by reason of being a Member or Manager.

     (b) Indemnification. The Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company) by reason of the fact that such Person is or was a Member or
Manager of the Company (and the Company may so indemnify a Person by reason of the fact that such Person is or was an officer, employee or agent of the
Company, or is or was serving at the request of the Company as a director, trustee, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise), against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding if such Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption (a) that the Person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or (b) with respect to any criminal action or proceeding, that the Person had reasonable cause to believe that his or her conduct was unlawful.

     (c) Advancement of Expenses. Expenses (including, without limitation, attorneys' fees and expenses) incurred by a Member or Manager of the Company in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Member or Manager to repay such amount if it shall ultimately be determined that such Member or Manager is not entitled to be indemnified by the
Company under this Section 17 or under any other contract or agreement between such Member or Manager and the Company. Such expenses (including attorneys'
fees) incurred by officers, employees or agents of the Company or by Persons serving at the request of the Company as a director, trustee, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise may be so paid upon the receipt of the aforesaid undertaking and such other terms and conditions, if any, as the Managers deem appropriate.

     (d) Rights Not Exclusive. The indemnification and advancement of expenses provided by this Section 17 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of Members or otherwise, both as to action in such
Person's official capacity and as to action in another capacity while holding such office.

     (e) Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Manager, officer, employee or agent of the
Company, or is or was serving at the request of the Company as a director, trustee, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not such Person would be entitled to indemnity against such liability under the provisions of this Section 17.

     (f) Exculpation. Notwithstanding anything to the contrary set forth in this
Agreement, no Manager shall be liable to the Company or to any Member for monetary damages for any losses, claims, damages or liabilities arising from any act or omission of such Manager arising out of or in connection with this
Agreement or the Company's business or affairs, unless, and then only to the extent that, such act or omission (1) is attributable to such Manager's fraud, bad faith, willful misconduct or gross negligence or (2) was clearly outside the scope of authority granted to such Manager under this Agreement.

     (g) Successors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 17 shall continue as to a Person who has ceased to be a director, trustee, member, manager, officer, employee or agent and shall inure to the benefit of the successors, heirs, executors and administrators of such a Person.

     (h) Certain References. For purposes of this Section 17, references to "the
Company" shall include, in addition to the resulting business entity, any constituent business entity (including any constituent of a constituent)
absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, members, managers, officers, employees or agents, so that any person who is or was a director, trustee, member, manager, officer, employee or agent of such constituent business entity, or is or was serving at the request of such constituent business entity as a director, trustee, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 17 with respect to the resulting or surviving business entity as he would have with respect to such constituent business entity if its separate existence had continued. In addition, for purposes of this Section 17, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to serving at the request of any business entity shall include any service as a director, trustee, member, manager, officer, employee or agent of such business entity which imposes duties on, or involves services by, such director, trustee, member, manager, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

     SECTION 18. New Members; Assignment and Issuance of Membership Units.

     (a) New Members. A Person, including, without limitation, an assignee of any Membership Units, shall be admitted as a Member only upon (i) the approval of the Managers, (ii) the approval of the Majority Interest and (iii) the execution by such Person of this Agreement.

     (b) Assignment of Membership Units. Membership Units may be assigned, in whole or in part, only upon (i) the approval of the Managers, (ii) the approval of the Majority Interest and (iii) if the assignee is not already a Member, the execution by such Person of this Agreement. Any attempted assignment in contravention of this Section 18(b) shall entitle the assignee to receive such distributions, to share in such profits and to receive such allocations of income, gain, loss, deduction, credit, tax preference and similar items to which the assignor was entitled to the extent assigned, but shall not entitle the assignee to become a Member or to exercise any rights or powers of a Member with respect to such Membership Units. Until the conditions in the first sentence of this Section 18(b) are fulfilled, the assignor, subject to the preceding sentence, shall continue to be a Member and be entitled to exercise the rights and powers of a Member with respect to such Membership Units.

     (c) Issuance of Additional Membership Units. The Company may issue additional Membership Units to a Person upon (i) the making of a Capital
Contribution by such Person, (ii)

the approval of the Managers, (iii) the approval of the Majority Interest and
(iv) if the assignee is not already a Member, the execution by such Person of this Agreement.

     (d) Amendment of Schedule. Upon any admission of a new Member or any assignment or issuance of Membership Units in accordance with the provisions of this Section 18, the Managers shall amend, modify or supplement Schedule I attached hereto as appropriate to reflect such admission, assignment or issuance.

     SECTION 19. Dissolution.

     (a) Events of Dissolution. The Company shall be dissolved and terminated upon the happening of the first to occur of any of the following events:

          (i) The adoption by a majority of the Managers then in office of a resolution declaring the advisability of the dissolution and termination of the Company, followed by the approval of such resolution by the Majority
     Interest;

          (ii) The authorization of the dissolution and termination of the
     Company by written consent of all of the Members; and

          (iii) Judicial dissolution pursuant to the Act.

     (b) Automatic Continuation. The Company shall automatically continue without any action on the part of the Members upon the death, retirement, withdrawal, resignation, expulsion, bankruptcy (as defined in Section 18-304 of the Act) or dissolution of a Member or other event which terminates the continued membership of a Member until the Company is otherwise dissolved and terminated pursuant to the terms of this Agreement.

     SECTION 20. Winding Up and Distribution of Assets.

     (a) Winding Up. If the Company is dissolved, the Managers shall wind up the affairs of the Company.

     (b) Distribution of Assets. Upon the winding up of the Company, the
Managers shall pay or make reasonable provision to pay all claims and obligations of the Company, including, without limitation, (i) all claims of and obligations to Members in their capacities as creditors, (ii) all costs and expenses of the liquidation and (iii) all contingent, conditional, or unmatured claims and obligations that are known to the Managers, whether the identity of the claimant is known or unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed to Members pro rata in accordance with their respective Membership Units.

     SECTION 21. Conflict of Interest. No Member shall be required to act hereunder as its sole and exclusive business activity and any Member may have other business interests and engage in other activities in addition to those relating to the Company. Neither the Company nor any other Member shall have any right by virtue of this Agreement in or to any such other interests or activities or to the income or proceeds derived therefrom. A Member may transact business with the Company and, subject to applicable laws, has the same rights and obligations with respect thereto as any other Person. No transaction between a Member and the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if the transaction is fair and reasonable to the Company or if the Majority Interest authorizes, approves or ratifies the transaction.

     SECTION 22. No Partnership; No Separate Entity. The Members intend that the
Company not be treated as or construed to be a partnership (including, without limitation, a limited partnership) or joint venture for purposes of the laws of any state, including, without limitation, with respect to any party enjoying express third party beneficiary rights hereunder, and that no Member will be treated as a partner or joint venturer of any other Member, for any purposes, other than for purposes of applicable United States tax laws, and this Agreement may not be construed to suggest otherwise. For United States federal and (where permitted) state income tax purposes, during such time as the Company is owned by only one Member, the Company and the Members desire and intend that the
Company be disregarded as an entity separate from its then sole Member under
Treasury Regulation 301.7701-3(b)(1)(ii).

     SECTION 23. Taxation.

     (a) Tax Elections. The Managers shall not, without the unanimous consent of the Members, cause the Company to make an election to be classified as a corporation for federal or state income tax purposes. The Managers shall, upon the written request of any Member benefitted thereby, cause the Company to file an election under Section 754 of the Code and the Treasury Regulations thereunder to adjust the basis of the Company assets under Section 734(b) or
743(b) of the Code and a corresponding election under the applicable sections of state and local law. Each of the Managers shall have the authority to make all other Company elections permitted under the Code, including elections of methods of depreciation.

     (b) Company Tax Returns. The Managers shall cause the necessary tax returns and information returns for the Company to be prepared. Each Member shall provide such information, if any, as may be needed by the Company for purposes of preparing such tax returns and information returns. The Managers shall deliver to each Member such information required by such Member to enable such
Member to prepare and file its United States federal and state income tax returns reflecting the operations of the Company.

     (c) Tax Audits.

          (i) During such time that the Company is owned by only one Member, this Subsection 23(c) shall be inapplicable. ONESLP shall be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code
     (the "Tax Matters Member"). Any cost or expense incurred by the Tax Matters
     Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the
     Company.

          (ii) If at any time the Tax Matters Member cannot or elects not to serve as the Tax Matters Member, is removed by the Members as the Tax
     Matters Member or ceases to be a Member, the Majority Interest shall select another Member to be the Tax Matters Member. The Tax Matters Member, as an
     authorized representative of the Company, shall direct the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Company items at the Company level. The Tax Matters Member shall promptly deliver to each other Member a copy of any notice of beginning of administrative proceedings or any report explaining the reasons for a proposed adjustment received from the IRS relating to or potentially resulting in an adjustment of Company items. The Tax Matters
     Member shall, unless the Majority Interest consents to the contrary, diligently and in good faith contest any proposed adjustment of a Company item that principally affects the Members at the administrative and judicial levels, including, if appropriate or if requested by the Majority
     Interest, appealing any adverse judicial decision, and shall consider in good faith any suggestions made by any other Member or its counsel regarding the conduct of such administrative or judicial proceedings. The
     Tax Matters Member shall keep each other Member advised of all material developments with respect to any proposed adjustment that come to its attention, including, without limitation, the scheduling of all conferences and substantive telephone calls with the IRS. Each Member shall be entitled, at its own expense, to attend all meetings with the IRS and to review in advance any material written information (including, without limitation, any pleadings, memoranda or similar items) to be submitted to the IRS. Without first obtaining the consent of the Majority Interest, the
     Tax Matters Member shall not, with respect to any proposed adjustment of a
     Company item that materially and adversely affects any Member, (A) enter into a settlement agreement that purports to bind Members other than the
     Tax Matters Member (including, without limitation, any stipulation consenting to an entry of decision by any tax court), or (B) enter into an agreement or stipulation extending the statute of limitations.

          (iii) The Company shall promptly deliver to each Member a copy of all notices, communications, reports or writings of any kind with respect to income or similar taxes received from any state or local taxing authority relating to the Company that might materially and adversely affect each
     Member, and shall keep such Members

     advised of all material developments with respect to any proposed adjustment of Company items that come to its attention.

          (iv) Each Member shall continue to have the rights described in this
     Section 23(c) with respect to tax matters relating to any period during which it was a Member, whether or not it is a Member at the time of the tax audit or contest.

     SECTION 24. Miscellaneous.

     (a) Governing Law. This Agreement and any controversies or claims hereunder shall be governed by and construed in accordance with the laws of the State of
Delaware, without regard to its conflict of law rules.

     (b) Binding Effect. Except as otherwise specifically provided herein, this
Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

     (c) Pronouns and Number. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. Without limiting the generality of the foregoing, references in this Agreement to "Members" and
"Managers" shall, at any time that the Company has a single Member or Manager, respectively, be deemed to refer solely to such Member or Manager, respectively.

     (d) Captions. Captions or section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

     (e) Enforceability. If any provision of this Agreement, or the application of the provision to any Person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of that provision to Persons or circumstances other than those with respect to which it is held invalid or unenforceable, shall not be affected thereby.

     (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     (g) Notices. Any notices permitted or required under this Agreement shall be deemed to have been given when delivered in Person or by courier or three (3)
days after being deposited in the United States mail, postage prepaid, and addressed to the Company at its principal place of business and to any Member at the address reflected on the books and records of the Company. Whenever any notice is required to be given under law or the provisions of this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

     (h) Entire Agreement, Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes all prior understandings or agreements between the parties with respect to such matters. This Agreement may be amended at any time and from time to time by resolution of the Majority Interest.

     (i) Further Assurances. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Managers deem appropriate to comply with the requirements of law for the conversion and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

     (j) Third Parties. Except as provided in Section 17, nothing in this
Agreement, whether express or implied, shall be construed to give any Person other than a Member or the Company any legal or beneficial or other equitable right, remedy or claim under or in respect of this Agreement, any covenant, condition, provision or agreement contained herein or the property of Company.

     (k) Facsimile Signatures. The facsimile signature of any Manager or Member may be used at all times and for all purposes in place of an original signature.

     (l) Reliance upon Books, Reports and Records. Unless he or she has knowledge concerning the matter in question which makes his or her reliance unwarranted, each Manager shall, in the performance of his or her duties hereunder, be entitled to rely on information, opinions, reports or statements, including, without limitation, financial statements and other financial data, if prepared or presented by one or more employees of the Company or by legal counsel, accountants or other Persons as to matters such Manager reasonably believes to be within such Person's professional or expert competence.

     (m) Waiver. No failure by the Company, any Manager or Member to insist upon the strict performance of any covenant, duty, agreement or condition of this
Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     IN WITNESS WHEREOF, the undersigned Members have executed this Agreement as of the date first set forth above.

ONDEO NALCO ENERGY SERVICES, L.P.

By: /s/ J. Michael Newton
    -----------------------------------
Name: J. Michael Newton
Title: General Counsel and Secretary
Date: March 12, 2003

                                   SCHEDULE I

                                     MEMBERS

Name and Address                    Capital Contribution   Membership Units
----------------                    --------------------   ----------------
Ondeo Nalco Energy Services, L.P.         US$1.00                100
7705 Hwy 90A
Sugar Land, TX 77478